UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 26, 2024
Date of Report (date of earliest event reported)
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INGEVITY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware		001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

4920 O'Hear Avenue Suite 400	North Charleston	South Carolina	29405
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act		☐
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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 26, 2024, Stacy L. Cozad notified Ingevity Corporation (the “Company”) of her decision to resign as Executive Vice President, General Counsel and Secretary of the Company, which resignation took effect as of such date. Ryan C. Fisher, previously the Company’s Vice President, Deputy General Counsel and Chief Compliance Officer, has been appointed Senior Vice President, General Counsel and Secretary of the Company.

In recognition of Ms. Cozad’s dedication, service, and contributions to the Company, and to ensure an orderly transition of her duties in connection with her resignation, the Company and Ms. Cozad entered into a transition agreement (the “Transition Agreement”) on June 26, 2024. Pursuant to the Transition Agreement, Ms. Cozad will be entitled to a cash payment of $673,741, less any applicable taxes and withholdings (the “Transition Payment”). The Transition Payment represents the estimated cash value (as of the close of trading on the day immediately prior to the date of the Transition Agreement) of all outstanding unvested restricted stock units held by Ms. Cozad that would be forfeited as a result of her voluntary resignation.

The Transition Agreement provides that Ms. Cozad will remain bound by and comply with the restrictive covenants set forth in her Amended and Restated Severance and Change of Control Agreement with the Company, dated as of February 17, 2022, including those that relate to confidentiality, non-competition, and non-solicitation. The Transition Agreement contains other customary terms and conditions, including a general release of claims by Ms. Cozad in favor of the Company, binding arbitration and a mutual non-disparagement covenant.

Pursuant to the Transition Agreement, following her resignation, Ms. Cozad will reasonably cooperate with and assist the Company on an as needed basis in connection with matters arising out of her duties during her employment with the Company or which relate to events or conduct that occurred during such period. The Company will reimburse Ms. Cozad for reasonable and necessary out-of-pocket expenses incurred in connection with such cooperation and assistance.

The foregoing description of the Transition Agreement is only a summary and is qualified in its entirety by the full text of the Transition Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/S/ MARY DEAN HALL
Mary Dean Hall
Executive Vice President and Chief Financial Officer
Date: July 1, 2024